Code of Ethics

09.30.16

Ultimus Fund Solutions, LLC (“UFS”) Ultimus Fund Distributors, LLC (“UFD”) Ultimus Asset Services, LLC ("UAS")

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CODE OF ETHICS

Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”) addresses conflicts of interest that arise from personal trading activities of the personnel of a principal underwriter to a registered investment company. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by an investment company. The Rule also requires the principal underwriter to an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions.

This Code of Ethics (the “Code”) has been adopted by the Managing Directors of Ultimus Fund Distributors, LLC (the “Company”). It is based on the principle that the personnel of the Company owe a fiduciary duty to the Funds’ shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of the shareholders, (2) taking advantage of their position, and (3) any actual or potential conflicts of interest.

A copy of this Code and each code of ethics previously in effect for the Company at any time within the past five years, must be maintained in an easily accessible place.

As used in this Code of Ethics, the following terms shall have the following meanings:

(a)	“Access Person” shall mean any director, officer, employee or registered representative of the Company who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Securities. The Firm defines all employees as Access Persons for purposes of the Code.
(b)	“Beneficial ownership” shall have the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934. Generally, a person is considered the beneficial owner of Securities if the person has a pecuniary interest in the Securities and includes Securities held by members of the person’s immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such Securities benefits substantially equivalent to those of ownership.
(c)	“Board of Directors” shall mean a board of directors of an incorporated investment company or a board of trustees of an investment company created as a common-law trust.
(d)	“Fund” shall mean an investment company registered under the 1940 Act for which the Company or an affiliate serves as principal underwriter, administrator, fund accountant or transfer agent.
(e)	“Security” shall have the same meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment
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companies; direct obligations of the U.S. Government; banker’s acceptances; bank certificates of deposit; commercial paper; and high-quality short-term debt instruments, including repurchase agreements;

(f)	A “Security held or to be acquired by the Funds” shall mean (1) any Security which, within the most recent fifteen (15) days, is or has been held by a Fund or is being or has been considered by a Fund or a Fund’s investment adviser for purchase by such Fund, or (2) any option to purchase or sell, and any Security convertible into or exchangeable for, any such Security.
(g)	“Transaction” shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell Securities.

The Company and its affiliated persons shall not, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Funds:

➢	Employ any device, scheme or artifice to defraud the Funds;
➢	Make any untrue statement of a material fact to the Funds or to omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;
➢	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
➢	Engage in any manipulative practice with respect to the Funds.

Pre-approval of certain investments: Access persons must obtain approval from the Chief Compliance Officer of the Company (the “CCO”) before they directly or indirectly acquire beneficial ownership in any Security in an initial public offering or in a limited offering.

A copy of each request to acquire Securities in an initial public offering or limited offering made by an Access Person and the approval or rejection of the request must be maintained for at least five years, the first two years in an easily accessible place.

Each Access Person of the Company shall file with the CCO, no later than ten (10) days after he or she becomes an Access Person, an initial holdings report (attached as Exhibit

B)  listing all Securities beneficially owned by such Access Person as of the date he or she became an Access Person. On an annual basis, each Access Person of the Company shall file with the CCO a holdings report (attached as Exhibit C) listing all Securities beneficially owned by such Access Person; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information:

(1)	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;
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(2)	the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of such Access Person; and

(3)	the date that the report is submitted by the Access Person.

A copy of each report required to be made by an Access Person pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

On a quarterly basis, each Access Person must report any transaction during such quarter in a Security in which such Access Person has (or by virtue of the transaction acquires) any direct or indirect Beneficial ownership, as well as any broker, dealer or bank account established during the quarter in which securities are held for the direct or indirect benefit of the Access Person. Each Access Person must submit the Quarterly Transaction Report to the CCO no later than 30 days after the end of each calendar quarter. A Quarterly Transaction Report Form is included as Exhibit D.

In the event that no reportable transactions occurred during the quarter and no securities accounts were opened, the Access Person is still required to submit a Quarterly Transaction Report. The Access Person should note on the report that there were no reportable items during the quarter, and return it, signed and dated.

The CCO may, in his discretion, allow for a filing extension. An extension may be granted for, but is not limited to, situations where the Access Person is out of the office for an extended period of time due to disability, illness or necessary business travel. In addition, the CCO may, in his discretion, exempt any part-time employee of the Company from the requirement to file such quarterly reports if such employee’s functions are solely and exclusively clerical or ministerial.

A record of all persons, currently or within the past five years, who are or were required to make reports under Sections III and IV, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

Each Access Person is required to direct his/her broker(s) to supply to the CCO, on a timely basis, duplicate copies of confirmations of all transactions in, and periodic statements for all accounts holding securities in which such Access Person has (or by virtue of any transaction acquires) any direct or indirect Beneficial ownership.

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The Code as adopted by the Company does not require an Access Person to submit:

➢	Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control;
➢	A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the firm holds in its records so long the confirmations or statements are received no later than 30 days after the end of the applicable calendar quarter.
➢	A transaction report with respect to transactions effected pursuant to an automatic investment plan; and
➢	Any report with respect to contributions to, and holdings in, the Ultimus Fund Solutions, LLC Retirement & Profit Sharing Plan to purchase shares of the Funds, and holdings of shares of the Funds within such Plan.

If an Access Person believes that he/she should be exempt from the disclosure requirements with respect to any securities account in which he/she has a direct or indirect beneficial interest (for example, if the Access Person has no direct or indirect control over the disposition of a particular account), a written request for an exemption must be submitted to the CCO. Based on the specific facts and circumstances, the CCO will either approve or reject the request for exception and will notify the Access Person of that determination in writing. The CCO will retain copies of all such requests and the responses to those requests.

Any person may include, in any report required under Sections III or IV, a disclaimer as to the beneficial ownership in any securities covered by the report.

If any person violates any provisions set forth in this Code of Ethics, the CCO shall impose such sanctions as he deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one’s personal account or Securities in that account for a specified time frame.

A record of any violation of the Company’s Code of Ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

At least once each year, the CCO shall provide the Board of Directors of each Fund with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Directors that the Company has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

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A copy of each report required to be made by the CCO to the Board of Directors of each Fund must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

The CCO shall identify all persons who are required to make the reports required and shall inform those persons of their reporting obligation.

A record of all persons, currently or within the past five years, who are or were required to make reports, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

The Company will provide all Access Persons with a copy of this Code. Each person must acknowledge, initially and annually, that they have received, read, understand, and agree to comply with the requirements of this Code as they relate to their conduct generally, their personal securities transactions, and potential conflicts of interest. As the Company periodically amends provisions of this Code, copies of the amended Code will be provided to all Access Persons and they will be required to again acknowledge that they have received, read, understand, and agree to comply with the requirements set forth in those amendments.

The Code is approved effective September 30, 2016 for the Company.

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Exhibit A

Registered Investment Companies

Last updated May 1, 2020

Subject to the Requirements of the Code of Ethics Open-End Investment Companies

Hussman Investment Trust

Hussman Strategic Growth Fund Hussman Strategic Total Return Fund Hussman Strategic International Fund Hussman Strategic Allocation Fund

Schwartz Investment Trust

Schwartz Value Focused Fund Ave Maria Value Fund

Ave Maria Growth Fund

Ave Maria Rising Dividend Fund Ave Maria Focused Fund

Ave Maria Bond Fund

Ave Maria World Equity Fund

Williamsburg Investment Trust

FBP Equity and Dividend Plus Fund

FBP Appreciation and Income Opportunities Fund The Jamestown Equity Fund

The Davenport Core Fund

The Davenport Equity Opportunities Fund The Davenport Value & Income Fund

The Davenport Small Cap Focus Fund The Davenport Balanced Income Fund The Government Street Equity Fund The Government Street Mid-Cap Fund

The Investment House Funds

The Investment House Growth Fund

First Western Funds Trust

First Western Fixed Income Fund

First Western Short Duration Bond Fund

First Western Short Duration High Yield Credit Fund

Chesapeake Investment Trust

The Chesapeake Growth Fund

The Cutler Trust

Cutler Equity Fund

Cutler Fixed Income Fund Cutler Emerging Markets Fund

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CM Advisors Family of Funds

CM Advisors Fixed Income Fund CM Advisors Small Cap Value Fund

AlphaMark Investment Trust

AlphaMark Large Cap Growth Fund

Papp Investment Trust

Papp Small and Mid-Cap Growth Fund

Eubel Brady & Suttman Mutual Fund Trust

Eubel Brady & Suttman Income and Appreciation Fund Eubel Brady & Suttman Income Fund

Conestoga Funds

Conestoga Small Cap Fund Conestoga SMID Cap Fund

Centaur Mutual Funds Trust

DCM/INNOVA High Dividend Income Innovation Fund Lebenthal Ultra Short Tax-Free Income Fund

Caldwell & Orkin Funds, Inc.

Caldwell & Orkin – Gator Capital Long/Short Fund

Ultimus Managers Trust

Lyrical U.S. Value Equity Fund

Lyrical International Value Equity Fund Wavelength Interest Rate Neutral Fund Blue Current Global Dividend Fund Ryan Labs Core Bond Fund

Ryan Labs Long Credit Fund Waycross Long/Short Equity Fund

Marshfield Concentrated Opportunity Fund Stralem Equity Fund

HVIA Equity Fund Ladder Select Bond Fund

Kempner Multi-Cap Deep Value Fund Meehan Focus Fund

Adler Value Fund

Karner Blue Animal Impact Fund

Q3 All Weather Sector Rotation Fund Q3 All Weather Tactical Fund Blueprint Growth Fund

Oak Associates Funds

White Oak Select Growth Fund Pin Oak Equity Fund

Rock Oak Core Growth Fund River Oak Discovery Fund

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Red Oak Technology Select Fund Black Oak Emerging Technology Fund Live Oak Health Sciences Fund

Segall Bryant & Hamill Trust

Segall Bryant & Hamill Small Cap Value Dividend Fund Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Mid Cap Value Dividend Fund Segall Bryant & Hamill International Small Cap Fund

Segall Bryant & Hamill Fundamental International Small Cap Fund Segall Bryant & Hamill Global Large Cap Fund

Segall Bryant & Hamill Workplace Equality Fund Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund Segall Bryant & Hamill Municipal Opportunities Fund Segall Bryant & Hamill Colorado Tax Free Fund Segall Bryant & Hamill Short Term Plus Fund

Segall Bryant & Hamill Small Cap Value Fund Segall Bryant & Hamill Small Cap Growth Fund Segall Bryant & Hamill All Cap Fund

Segall Bryant & Hamill Emerging Markets Fund Segall Bryant & Hamill Small Cap Core Fund

Red Cedar Fund Trust

Red Cedar Short Term Bond Fund

Yorktown Funds

Yorktown Master Allocation Fund Yorktown Capital Income Fund Yorktown Short Term Bond Fund Yorktown Growth Fund

Yorktown Multi-Asset Income Fund Yorktown Small-Cap Fund

Bruce Fund, Inc.

Bruce Fund

Commonwealth International Series Trust Commonwealth Australia/New Zealand Fund Africa Fund

Commonwealth Japan Fund Commonwealth Global Fund Commonwealth Real Estate Securities Fund

Capitol Series Trust

Canterbury Portfolio Thermostat Fund

Fuller & Thaler Behavioral Small-Cap Equity Fund Meritage Growth Equity Fund

Meritage Value Equity Fund Meritage Yield-Focus Equity Fund

Preserver Alternative Opportunities Fund

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Fuller & Thaler Behavioral Small-Cap Growth Fund Fuller & Thaler Behavioral Mid-Cap Value Fund

Fuller & Thaler Behavioral Unconstrained Equity Fund Fuller & Thaler Behavioral Micro-Cap Equity Fund Fuller & Thaler Behavioral Small-Mid Core Equity Fund Hedeker Strategic Appreciation Fund

Alta Quality Growth Fund

Reynders, McVeigh Core Equity Fund Guardian Dividend Growth Fund Guardian Fundamental Global Equity Fund Cornerstone Capital Access Impact Fund

Unified Series Trust

Appleseed Fund Auer Growth Fund

Crawford Small Cap Dividend Fund Crawford Dividend Growth Fund Crawford Multi-Asset Income Fund Dean Mid Cap Value Fund

Dean Small Cap Value Fund FCI Bond Fund

Iron Strategic Income Fund Symons Value Institutional Fund Selective Opportunity Fund Selective Premium Income Fund Tactical Multi-Purpose Fund

Essex Environmental Opportunities Fund Silk Invest New Horizons Frontier Fund Standpoint Multi-Asset Fund

Fisher Investments Institutional Group All Foreign Equity Environmental and Social Values Fund

Fisher Investments Institutional Group U.S. Small Cap Equity Fund

Fisher Investments Institutional Group U.S. Large Cap Equity Environmental and Social Values Fund

Fisher Investments Institutional Group Stock Fund for Retirement Plans Fisher Investments Institutional Group ESG Stock Fund for Retirement Plans

Fisher Investments Institutional Group Fixed Income Fund for Retirement Plans Fisher Investments Institutional Group ESG Fixed Income Fund for Retirement Plans

Valued Advisers Trust

BFS Equity Fund

Dana Large Cap Equity Fund Dana Small Cap Equity Fund

Foundry Partners Fundamental Small Cap Value Fund Golub Group Equity Fund

Green Owl Intrinsic Value Fund LS Opportunity Fund

SMI 50/40/10 Fund

SMI Dynamic Allocation Fund Sound Mind Investing Fund

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Dana Epiphany ESG Equity Fund Belmont Theta Income Fund

HC Capital Trust

The Intermediate Term Municipal Bond Portfolio The Value Equity Portfolio

The Growth Equity Portfolio

The Small Capitalization-Mid Capitalization Equity Portfolio The International Equity Portfolio

The Core Fixed Income Portfolio

The Fixed Income Opportunity Portfolio The Short-Term Municipal Bond Portfolio The Institutional Value Equity Portfolio The Institutional Growth Equity Portfolio

The Institutional Small Capitalization-Mid Capitalization Equity Portfolio The Institutional International Equity Portfolio

The Emerging Markets Portfolio The Real Estate Securities Portfolio

The Intermediate Term Municipal Bond II Portfolio The Commodity Returns Strategy Portfolio

The U.S. Government Fixed Income Securities Portfolio The U.S. Corporate Fixed Income Securities Portfolio

The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio The Inflation Protected Securities Portfolio

The ESG Growth Portfolio

The Catholic SRI Growth Portfolio

Closed-End Investment Companies Peachtree Alternative Strategies Fund FSI Low Beta Absolute Return Fund Cross Shore Discovery Fund

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Exhibit B

Initial Holdings Report [Date]

Name (please print)

INSTRUCTIONS: Record holdings, as of [Date], in all Securities which are not specifically exempted by the Code of Ethics in which you had any direct or indirect beneficial ownership. This form must be returned by [Date].

Title of Security	Number of Shares/ Principal Amount

Please disclose below any account in which any Securities are held for your direct or indirect benefit, as of [Date].

Account Registration	Broker / Dealer / Bank	Account Number

By signing below, I certify that the Securities and accounts listed above comprise all Securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above. I agree to promptly notify the CCO if any such accounts are opened. I also agree to submit an initial holdings report to the CCO within 10 days of such opening.

Signature of Access Person Approved

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Exhibit C

Annual Holdings Report [Date]

Name (please print)

INSTRUCTIONS: Record holdings, as of [Date], in all Securities which are not specifically exempted by the Code of Ethics in which you had any direct or indirect beneficial ownership. This form must be returned by [Date].

Title of Security	Number of Shares/ Principal Amount

Please disclose below any account in which any Securities are held for your direct or indirect benefit, as of [Date].

Account Registration	Broker / Dealer / Bank	Account Number

By signing below, I certify that the Securities and accounts listed above comprise all Securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above. I agree to promptly notify the CCO if any such accounts are opened. I also agree to submit an initial holding report to the CCO within 10 days of such opening.

Signature of Access Person Approved

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Exhibit D

Quarterly Transaction Report Form

Name (please print)	Quarter Ending

INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word “NONE” must appear. This form must be returned within 10 calendar days after the close of each quarter.

Date	Purchase /Sale/ Other	Number of Shares/ Principal Amount	Title of Security	Price	Broker/Dealer/Bank

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

Account Registration	Broker/Dealer/Bank	Account No.	Date Established

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest.

Signature of Access Person	Approved

Date of Filing	Date Approved